Registration No. 33-_______

     As filed with the Securities and Exchange Commission on April 12, 2002
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          MOMENTUM HOLDINGS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                   Delaware                   13-4099008
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           (State of Incorporation) (IRS Employer Identification No.)

                        36 West 25th Street, Second Floor
                            New York, New York 10010
                 ----------------------------------------------
                    (Address of Principal Executive Offices)

                 Momentum Holdings Corp. 2002 Stock Option Plan
                   -------------------------------------------
                            (Full Title of the Plan)


                            Dan L. Pixler, President
                             Momentum Holdings Corp.
                        36 West 25th Street, Second Floor
                            New York, New York 10010
                                 (212) 414-2100
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                            Charles J. Spinelli, Esq.
                         Levy Boonshoft & Spinelli, P.C.
                               477 Madison Avenue
                            New York, New York 10022
                                 (212) 751-1414


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                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------------- --------------------------- ------------------------------ ------------------
TITLE OF EACH CLASS OF         AMOUNT                PROPOSED MAXIMUM OFFERING     PROPOSED                       AMOUNT OF
SECURITIES TO BE REGISTERED    TO BE REGISTERED(1)   PRICE PER UNIT (2)            MAXIMUM AGGREGATE OFFERING     REGISTRATION FEE
------------------------------ ----------------------- --------------------------- ------------------------------ ------------------
Common Stock No Par Value      5,000,000                     $.11                  $550,000                       $51.00
------------------------------ ----------------------- --------------------------- ------------------------------ ------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of Shares which my reason of certain events specified in the Plan may be offered or sold pursuant to the Plan.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended and is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the NASD OTC Bulletin Board on March 31, 2002.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. 462.


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

                                     PART I

ITEM 1.     PLAN INFORMATION.

         Information required by Part 1, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            The following documents previously filed by Momentum Holdings Corporation (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

        (1)     The Company's Form 10SB12G filed March 4, 1998.

        (2)     The Company's Form 10-KSB for the fiscal year ended December 31,
                2000.

        (3) Quarterly Reports on Form 10-QSB for the quarters ended March 30, 2001, June 30, 2001 and September 30, 2001.

        (4)     The Company's Current Report on Form 8-K dated February 11,
                2002.



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

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         All shares of Common Stock bear equal voting rights and are non assessable. Voting rights are not cumulative, and so holders of more than 50% of the shares could, if they chose, elect all the Directors. Upon liquidation, dissolution or winding up of the Company, the assets of the Company, if any, after payment of liabilities and any liquidation preferences on any outstanding preferred stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         (a) The Company has the power under Delaware General Corporate Law
Section 145 to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually an reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

         (b) The Articles of Incorporation and Bylaws of the Company generally require indemnification of Officers and Directors to the fullest extent allowed by law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.



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

Item 8.  List of Exhibits.

         The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT

NUMBER                   DESCRIPTION / LOCATION
--------------          --------------------------------------

4.1 Certificate of Incorporation and Bylaws, (incorporated by reference to Registrant's Form 10SB12G, Registration Statement No. 000-23873.

4.2     Momentum Holdings Corporation 2002 Stock Option Plan *

5       Opinion of Levy Boonshoft & Spinelli, P.C. *

23.1    Consent of Levy Boonshoft & Spinelli, P.C. (contained in Exhibit 5) *

23.2    Consent of Marden, Harrison & Kreuter, Certified Public Accountants *

----------------

* Filed herewith electronically



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


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs
                (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on this 11th day of April 2002.

                                                   MOMENTUM HOLDINGS CORPORATION


Dated: April 11, 2002                                By:/s/ Dan L. Pixler
                                                     --------------------------
                                                     Dan L. Pixler, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person(s) in the capacities and on the dates indicated.

         SIGNATURE                  TITLE                         DATE
         ---------                  -----                         ----

/s/ Dan L. Pixler           President and Chairman         April 11, 2002

                                  EXHIBIT INDEX

EXHIBIT

NUMBER    DESCRIPTION                                 METHOD OF FILING/LOCATION

  4.1 Certificate of Incorporation and Incorporated by reference Bylaws, as amended (incorporated to Registrant's Form 10SB12G Registration Statement No.
          000-23873.

  4.2     Momentum Holdings Corporation 2002      Filed herewith electronically
          Stock Option Plan

  5       Opinion of Levy Boonshoft &             Filed herewith electronically
          Spinelli, P.C.

 23.1     Consent of Levy Boonshoft &             Contained in Exhibit 5
          Spinelli, P.C.

 23.2     Consent of Marden, Harrison & Kreuter   Filed herewith electronically
          Certified Public Accountants



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